UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

WESTIN HOTELS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-15097	91-1328985
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 323-5888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On January 26, 2005, The Westin Chicago Limited Partnership, a subsidiary of Westin Hotels Limited Partnership (the “Registrant”), completed the sale of the Westin Michigan Avenue hotel, located in Chicago, Illinois, to JER Partners Acquisitions III, LLC, a Delaware limited liability company (“JER Partners”), an unrelated third party, for $137 million in cash, subject to certain purchase price adjustments. As previously announced, the Registrant received the consent of a majority of the limited partners of the Registrant to the sale of the hotel to JER Partners.

Item 7.01. Regulation FD Disclosure.

     On January 27, 2005, JER Partners issued a press release announcing the closing of the previously-announced sale of the Westin Michigan Avenue hotel. A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by JER Partners dated January 27, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTIN HOTELS LIMITED PARTNERSHIP
By:	WESTIN REALTY CORP.
General Partner

By:	/s/ Alan M. Schnaid
Alan M. Schnaid
Vice President

Date: January 28, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by JER Partners dated January 27, 2005.